Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 8, 2022, with respect to the consolidated financial statements of FOXO Technologies Inc., incorporated herein by reference.

Minneapolis, Minnesota

December 23, 2022